UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2013 (December 3, 2013)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6584 Poplar Avenue Memphis, Tennessee		38138
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 3, 2013, MAA’s board of directors approved and adopted the Third Amended and Restated Bylaws of MAA (the “Amended Bylaws”), which became effective on December 3, 2013. MAA’s bylaws were amended and restated to reflect a change in the voting standards to elect a nominee to the Board of Directors in an uncontested election. The amendment requires the votes cast for a nominee for director to exceed the votes cast against such nominee’s election to be elected to the Board of Directors; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the Charter and these Bylaws, to the extent applicable, and applicable law and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the shareholders. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1*	Third Amended and Restated Bylaws of Mid-America Apartment Communities, Inc., dated as of December 3, 2013.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 4, 2013	MID-AMERICA APARTMENT COMMUNITIES, INC.

	By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Third Amended and Restated Bylaws of Mid-America Apartment Communities, Inc., dated as of December 3, 2013.

*	Filed herewith